UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Rain Oncology Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8000 Jarvis Avenue, Suite 204, Newark, CA 94560
NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2023
To the Stockholders of Rain Oncology:
Rain Oncology Inc. (the “Company”) will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 31, 2023, at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/RAIN2023. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)	To elect the two Class II director nominees named in the Proxy Statement to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
(3)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed April 6, 2023 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.rainoncology.com/.
By Order of the Board of Directors,

/s/ Avanish Vellanki

Avanish Vellanki Cofounder, Chairman of the Board and Chief Executive Officer
Newark, California
April 19, 2023
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held on May 31, 2023. The Proxy Statement and Annual Report for the year ended December 31, 2022 are available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization and environment, social and governance (“ESG”) initiatives, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks. Rain is the trademark of Rain Oncology Inc. Other names and brands may be claimed as the property of others.

8000 Jarvis Avenue, Suite 204, Newark, CA 94560
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Rain Oncology Inc. (“we,” “us,” “our” or the “Company”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on May 31, 2023 at 10:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 19, 2023.
Why Did I Receive a Notice of Internet Availability?
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Why Are We Holding a Virtual Annual Meeting?
We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs, while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on April 6, 2023 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 26,520,455 shares of our voting common stock were issued and outstanding. Shares of our non-voting common stock do not have voting rights and holders of our non-voting common stock are therefore not entitled to vote at the Annual Meeting.
Why Does the Company have Non-Voting Common Stock?
We created a class of non-voting common stock solely to facilitate certain of our pre-initial public offering (“IPO”) holders of our convertible preferred stock being able to beneficially own our common stock without being subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Specifically, prior to our IPO, we entered into an exchange agreement, dated April 17, 2021, with certain holders of our convertible preferred stock (the “Exchange Agreement”), pursuant to which we issued, immediately prior to the closing of our IPO, shares of non-voting common stock in exchange for outstanding shares of convertible preferred stock, in an amount such that shares held by each such holder, including any shares purchased in the IPO and shares of common stock issued upon the conversion of our convertible preferred stock, would result in such holder beneficially owning not more than 9.99% of our common stock immediately following the closing of the IPO.
What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
How Can I Participate in the Virtual Annual Meeting?
Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/RAIN2023, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What Am I Voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)	Election of two Class II director nominees to serve until the 2026 Annual Meeting of Stockholders (“Proposal 1”); and
(2)	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for 2023 (“Proposal 2”).
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposal 2.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?
Each share of voting common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903).
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.
What Happens If I Do Not Vote?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet;
(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Directors
A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.
Proposal 2: Ratification of Independent Auditor Selection
The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the ratification of the selection of Ernst & Young LLP as our independent auditor. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at seven. At the Annual Meeting, the stockholders will vote to elect the two Class II director nominees named in this Proxy Statement to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal. Our Board has nominated Franklin Berger and Stefani A. Wolff for election to our Board. Mr. Berger and Ms. Wolff have served on our Board since prior to our IPO in April 2021.
Our director nominees have indicated that they are willing and able to serve as directors. However, if either of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
Information Regarding Director Nominees and Continuing Directors
Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at the 2025 Annual Meeting of Stockholders; two Class II directors, who are up for election at this meeting for a term expiring at the 2026 Annual Meeting of Stockholders; and three Class III directors, whose terms expire at the 2024 Annual Meeting of Stockholders.
Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.
Name	Class	Age (as of April 19)	Position
Avanish Vellanki	III	48	Cofounder, Chairman and Chief Executive Officer
Franklin Berger(1)(2)	II	73	Lead Independent Director
Aaron Davis(1)	I	44	Independent Director
Gorjan Hrustanovic, Ph.D.(2)	I	34	Independent Director
Tran Nguyen(1)(3)	III	49	Independent Director
Peter Radovich(2)(3)	III	45	Independent Director
Stefani A. Wolff(3)	II	61	Independent Director
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
Class I Directors Continuing in Office
Aaron Davis. Mr. Davis has served as a member of our Board since September 2020. Mr. Davis is Cofounder and Chief Executive Officer of Boxer Capital, LLC, the healthcare investment arm of Tavistock Group. After joining Tavistock Group as Portfolio Manager in 2005, Mr. Davis scaled Tavistock Group’s public healthcare investing activities and founded Boxer Capital, LLC, where he has served as Chief Executive Officer since 2012. Mr. Davis is a member of the board of directors of Flare Therapeutics, Inc., iTeos Therapeutics, Inc. (Nasdaq: ITOS), Mirati Therapeutics Inc. (Nasdaq: MRTX), and Tango Therapeutics Inc. (Nasdaq: TNGX). From 2006 to 2008, Mr. Davis served as a director of Kalypsys, Inc., and from 2000 to 2004, Mr. Davis worked in the Global Healthcare Investment Banking and Private Equity Group at UBS Warburg, LLC. Mr. Davis received an M.A. in Biotechnology from Columbia University and a B.B.A. in Finance from Emory University.
We believe that Mr. Davis is qualified to serve on our Board because of his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.
Gorjan Hrustanovic, Ph.D. Dr. Hrustanovic has served as a member of our Board since April 2018. Since September 2015, Dr. Hrustanovic has served as Managing Director at BVF Partners L.P., an investment fund, where he focuses on biotechnology and therapeutic investments. Dr. Hrustanovic also serves on the board of directors of Kymera Therapeutics, Inc. (Nasdaq: KYMR) and Olema Pharmaceuticals, Inc. (Nasdaq: OLMA). Dr. Hrustanovic earned his B.S. in Molecular Biology and his B.S. in Management Science from the University of California, San Diego and his Ph.D. in Cancer Biology and Cell Signaling from the University of California, San Francisco, with a primary focus on precision medicine and resistance to targeted therapies in lung cancer.

We believe Dr. Hrustanovic is qualified to serve on our Board because of his extensive leadership and investment experience in the life sciences sector and strong scientific background.
Class II Director Nominees
Franklin Berger. Mr. Berger has served as a member of our Board since May 2020. Mr. Berger has served as Managing Director at FMB Research LLC, a consulting firm, since June 2005. From January 2007 to June 2008, Mr. Berger worked at Sectoral Asset Management Inc., an investment management firm, as a founder of the small-cap focused NEMO Fund. Prior to that, he served at J.P. Morgan Securities, a securities brokerage company, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst and served in similar capacities at investment banking firms Salomon Smith Barney and Josephthal & Co. Mr. Berger also serves on the board of directors of biotechnology companies, including BELLUS Health, Inc. (Nasdaq: BLU), Atreca, Inc. (Nasdaq: BCEL), ESSA Pharma Inc. (Nasdaq: EPIX), Kezar Life Sciences, Inc. (Nasdaq: KZR) and Atea Pharmaceuticals, Inc. (Nasdaq: AVIR). Mr. Berger previously served as a member of the board of directors of Immune Design Corp., an immunotherapy company, Tocagen Inc. (Nasdaq: FBRX), a biotechnology company, Proteostasis Therapeutics, Inc. (Nasdaq: PTI), a biopharmaceutical company, and Five Prime Therapeutics, Inc., a previously publicly traded biotechnology company subsequently acquired by Amgen. Mr. Berger earned his A.B. in International Studies and M.A. in International Economics and International Relations, both from Johns Hopkins University, and his M.B.A. from the Harvard Business School.
We believe Mr. Berger is qualified to serve on our Board because of his extensive experience in the areas of finance, business transactions and management in the life sciences sector.
Stefani A. Wolff. Ms. Wolff has served as a member of our Board since March 2021. Ms. Wolff has served as the Chief Operating Officer and Executive Vice President of Product Development at Nurix Therapeutics, Inc. (Nasdaq: NRIX), a biopharmaceutical company, since June 2021. Previously, she served in a variety of roles at Principia Biopharma Inc. (Nasdaq: PRNB), a biopharmaceutical company, including as Chief Development Officer from June 2017 to December 2020 and as Senior Vice President of Strategy and Operations from December 2016 to May 2017. From December 2015 until November 2016, Ms. Wolff was an independent biotechnology consultant. From May 2013 until December 2015, she was Vice President of Development at Onyx Pharmaceuticals, Inc., a biopharmaceutical company. Earlier in her career, Ms. Wolff served in a variety of roles at Genentech, Inc., a biotechnology company, from 1997 to 2010; as well as Eli Lilly & Co. from 1989 to 1997. Ms. Wolff earned her B.A. in Chemistry and B.S. in Pharmacy from the University of North Carolina, Chapel Hill.
We believe Ms. Wolff is qualified to serve on our Board because of her extensive experience in areas of management, business transactions and operational experience in the life sciences sector.
Class III Directors Continuing in Office
Avanish Vellanki. Mr. Vellanki cofounded Rain and has served as our Chairman of the Board and Chief Executive Officer since our founding in April 2017. Mr. Vellanki also served as our President from April 2017 to April 2021. Prior to founding Rain, Mr. Vellanki served as Senior Vice President and Chief Business Officer at Aptose Biosciences Inc. (Nasdaq: APTO), a biotechnology company, from November 2013 to March 2017. From August 2011 to November 2013, Mr. Vellanki served as a Senior Vice President at Wedbush Securities, Inc., an investment bank. Mr. Vellanki served as a Senior Director of Corporate Development at Proteolix, Inc., a biopharmaceutical company, from February 2009 until Proteolix’s acquisition by Onyx Pharmaceuticals, Inc., a biopharmaceutical company, in December 2009. From November 2006 to February 2009, Mr. Vellanki served as a Vice President at Citigroup, an investment bank. Mr. Vellanki began his career at Bear, Stearns & Co., an investment bank. Mr. Vellanki earned his B.A. in Biology from Carleton College, his M.B.S. in Biochemistry from the University of Minnesota and his M.B.A. from the Carlson School of Management at the University of Minnesota.
We believe Mr. Vellanki is qualified to serve on our Board because of his extensive experience in leadership and management roles at various life sciences companies.
Tran Nguyen. Mr. Nguyen has served as a member of our Board since April 2018. Mr. Nguyen has served as Chief Financial Officer of Prothena Corporation PLC, a neuroscience company, since March 2013, and as Chief Strategy Officer since October 2021. From April 2010 until its sale to Pernix Therapeutics Holdings, Inc., a pharmaceutical company, in March 2013, Mr. Nguyen was Chief Financial Officer of Somaxon

Pharmaceuticals, Inc., a specialty pharmaceutical company. From March 2009 until its sale to Ligand Pharmaceuticals Incorporated (Nasdaq: LGND), a biopharmaceutical company, in January 2010, he served as Chief Financial Officer of Metabasis Therapeutics, Inc., a biopharmaceutical company. Earlier in his career, Mr. Nguyen was a Vice President in the Healthcare Investment Banking group at Citigroup Global Markets Inc. and served in various capacities as a healthcare investment banker at Lehman Brothers, Inc. Mr. Nguyen earned his B.A. in Economics and Psychology from Claremont McKenna College and his M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
We believe Mr. Nguyen is qualified to serve on our Board because of his senior management experience as well as his extensive experience in the areas of finance, financial accounting and business transactions in the healthcare industry.
Peter Radovich. Mr. Radovich has served as a member of our Board since March 2018. Mr. Radovich has served as Chief Operating Officer of Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM), a biopharmaceutical company, since April 2020. From November 2014 until April 2020, Mr. Radovich served as Executive Vice President, Operations of Global Blood Therapeutics, Inc. (Nasdaq: GBT), a biopharmaceutical company. From September 2006 to November 2014, Mr. Radovich held various roles at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, including Vice President of Program Leadership and Senior Director. From 2004 to 2006, Mr. Radovich worked at Chiron Corporation (now Novartis AG), a biopharmaceutical company, in product marketing. Mr. Radovich earned his B.A. in Biology and Chemistry from Texas Christian University and his M.B.A. from Washington University.
We believe Mr. Radovich is qualified to serve on our Board because of his extensive management and operational experience in the life sciences sector.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the director nominees set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION
Our Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. In this Proposal 2 we are asking stockholders to vote to ratify this selection. Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.
Stockholder ratification of the selection of EY as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
EY has served as our independent auditor since 2019. The following table summarizes the audit fees billed and expected to be billed by EY for the indicated fiscal years and the fees billed by EY for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.
	Year Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$796,532	$1,240,607
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$796,532	$1,240,607
(1)
Consists of fees for professional services rendered for the audit of our financial statements, review of our interim condensed financial statements, professional consultations with respect to accounting matters and assistance with registration statements filed with the SEC and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2021, a fee of $680,000 was billed in connection with the filing of our Registration Statement on Form S-1, amendments thereto, and certain other SEC filings we made in connection with our IPO.

(2)	Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees for all other services.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or other non-audit services. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and with EY, the Company’s independent registered public accounting firm. The Audit Committee has discussed with EY the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from EY pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit

Committee has discussed with EY its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
This report is provided by the following directors, who serve on the Audit Committee:
Tran Nguyen (Chair)
Franklin Berger
Aaron Davis
Board Recommendation
The Board recommends a vote “FOR” the ratification of the selection of EY to serve as our independent auditor.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company, which is posted on our website located at https://investors.rainoncology.com, under “Corporate Governance.”
Our Governance Structure and Philosophy
Our governance practices reflect the environment in which we operate and are designed to support our mission to develop therapies that target oncogenic drivers to genetically select patients we believe will most likely benefit. We are a relatively newly public, pre-revenue late-stage precision oncology company in an evolving industry, with a focus on strengthening our candidate pipeline through both business development and internal research efforts, and, like other companies in the biotechnology industry, face extreme stock price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board put in place our current governance structure to enable the management team to act with deliberation and to focus on delivering long-term value to stockholders and protect minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of the Company or stockholders generally. This structure includes the following elements:
•
Classified board: our directors serve three-year terms, with 1/3 of the Board (instead of the entire Board) elected at each annual meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages stockholders to engage directly with the Board and management team regarding significant corporation transactions.

•
Supermajority voting: the voting standard for most items is a majority of shares present, but 2/3 of the outstanding shares are needed to amend certain provisions of our Certificate of Incorporation and Bylaws and to remove directors. This helps protect against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.

•
Plurality voting for directors: our directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election.”

•
Stockholders cannot call special meetings or act by written consent: stockholders can propose business at each annual meeting (in accordance with our advance notice bylaws and Rule 14a-8), but cannot call a stockholder vote in between annual meetings. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of stockholders acting to further short-term special interests) from executing on our long-term strategy.

Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and stockholders and values input from our stockholders on this topic.
Board Composition
Director Nomination Process
The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.
In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:
•	Biotechnology & Oncology: experience within the biotechnology and oncology industries, particularly in precision oncology therapeutics.
•	Clinical Development: experience driving the development of therapeutics, including the design and management of clinical trials.
•
Drug Approval Planning/Commercialization: experience driving the planning process for new drug approvals, including medical affairs, and managing commercialization operations for approved drug candidates, including product manufacturing, pricing, reimbursement, marketing and distribution.

•	Corporate Governance: experience, whether currently or in the past, serving on other public company boards of directors.
•	Diverse Background: contributes to a diversity of personal backgrounds on the Board, including with respect to gender, race/ethnicity and sexual orientation.
•	Finance & Accounting: experience or expertise in finance, accounting, financial reporting processes and capital markets.
•	Operations & Administration: experience managing corporate operations, including in the areas of human resources, legal, regulatory, public relations and product quality.
•	Portfolio Management: experience managing investments or driving business development, including collaborations, licensing transactions, M&A and joint ventures/partnerships.
•	Science & Research: expertise or research experience in scientific disciplines related to biotechnology/oncology (e.g., biology, chemistry, medicine).
•	Senior Leadership: experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital.
In addition to the above, the Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters and a willingness to represent the long-term interests of all our stockholders.
Board Diversity
In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board. The Nominating Committee considers a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation.
The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of seven directors includes one director (14%) who self-identifies as female and two directors (28%) who self-identify as racially/ethnically diverse.

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.
Board Diversity Matrix (as of April 19)
Total number of directors - 7
Gender identity:	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	1	6	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Stockholder Recommendations for Directors
It is the Nominating Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as candidates recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”
Board Leadership Structure
We do not have a policy regarding whether the roles of the Chairman of the Board and the CEO should be separate or combined, and our Board believes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time as and when appropriate to best address the Company’s unique circumstances and advance the best interests of all stockholders. At any time when the Chairman is not independent, the independent directors of the Board will designate an independent director to serve as Lead Independent Director.
Currently, Avanish Vellanki, our CEO, also serves as Chairman of the Board and the independent directors have designated Franklin Berger to serve as Lead Independent Director. Our Board believes that this is the appropriate board leadership structure for us at this time. Combining the roles of CEO and Chairman provides unified leadership whereby the person responsible for driving strategy and agenda setting at the Board level is also responsible for executing on that strategy as CEO, while our Lead Independent Director, combined with a Board that is completely independent except for the CEO, provides independent Board oversight of management.
The Lead Independent Director’s responsibilities include: (a) presiding at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (b) consulting on information sent to the Board; (c) consulting on the agenda and schedule for Board meetings; (d) serving as liaison between the Chairman of the Board and the independent directors; and (e) being available for consultation and communication with major stockholders upon request. The Lead Independent Director also has the authority to call executive sessions of the independent directors.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Lead Independent Director. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.
The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Director Independence
Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.
Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that Messrs. Berger, Davis, Nguyen and Radovich, Dr. Hrustanovic and Ms. Wolff qualify as “independent directors” as defined by the Nasdaq listing rules. Mr. Vellanki is not an independent director because he is our CEO.
Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.
Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://investors.rainoncology.com, under “Corporate Governance.”
Name	Audit Committee	Compensation Committee	Nominating Committee
Avanish Vellanki
Franklin Berger	X	X
Aaron Davis	X
Gorjan Hrustanovic, Ph.D.		X
Tran Nguyen	Chair		X
Peter Radovich		Chair	X
Stefani A. Wolff			Chair
# of Meetings in 2022	5	5	4
Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.
Messrs. Berger and Nguyen qualify as “audit committee financial experts,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.
The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Radford in 2022 to provide advice regarding the amount and form of executive and director compensation. The committee assessed Radford’s independence and has determined that (1) Radford satisfies applicable independence criteria and (2) Radford’s work with the Company does not raise any conflicts of interest, in each case under applicable Nasdaq listing rules and the rules and regulations established by the SEC.
Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.
Board Risk Oversight
We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:
•
The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.
•	The Nominating Committee is responsible for overseeing management of risks related to director succession planning and corporate governance practices.
Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.
Other Corporate Governance Practices and Policies
Director Attendance
The Board met seven times during the year ended December 31, 2022. During 2022, each member of the Board, other than Dr. Hrustanovic, attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.
Directors are encouraged to attend the annual meeting of stockholders. Two directors then serving on the Board attended our 2022 Annual Meeting of Stockholders.

Stockholder Communications
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s stockholder engagement efforts.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at https://investors.rainoncology.com, under “Corporate Governance.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.
Anti-Hedging Policy
We have a policy that prohibits our employees, officers, directors and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Director Compensation
Non-Employee Director Compensation Policy
We adopted a policy for compensating our non-employee directors with a combination of cash and equity, with such equity awards being subject to the terms and conditions of our 2021 Equity Incentive Plan, as amended (the “2021 Plan”), and the Stock Option Agreement thereunder and related forms of grant notices approved by the Board.
Cash Compensation. Each of our non-employee directors is eligible to receive a $40,000 annual cash retainer for serving as a member of the Board ($70,000 for our Lead Independent Director, Mr. Berger) as well as the following additional annual cash fees for their committee service:
	Chair	Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating Committee	8,000	4,000
Each annual cash retainer and additional annual fee is paid quarterly in arrears. In addition, we reimburse all of our directors for their reasonable out-of-pocket expenses, including travel, food and lodging, incurred by them in connection with attendance at Board and committee meetings.

Equity Compensation. New non-employee directors are entitled to receive an initial equity grant of 24,000 stock options. Subject to the director’s continued service, initial equity awards vest in equal monthly installments over a three-year period following the date of grant. In addition, each non-employee director is entitled to receive an annual equity grant of 20,000 stock options. The annual equity awards vest in full on the first to occur of the first anniversary of the date of grant or the Company's next annual meeting of stockholders, subject to the director’s continued service through such date. All non-employee directors received regular annual stock option awards in 2022.
Fiscal Year 2022 Non-Employee Director Compensation Table
The following table shows the compensation earned in 2022 by the non-employee directors who served on the Board during such year.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Franklin Berger	$82,500	$35,252	$117,752
Aaron Davis	47,500	35,252	82,752
Gorjan Hrustanovic, Ph.D.	45,000	35,252	80,252
Tran Nguyen	59,000	35,252	94,252
Peter Radovich	54,000	35,252	89,252
Stefani A. Wolff	48,000	35,252	83,252
(1)
The amounts in this column represent the aggregate grant date fair value of the stock options granted to each non-employee director during the 2022 fiscal year under the 2021 Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 6 to our financial statements, Convertible Preferred Stock and Stockholders’ Equity (Deficit). As of December 31, 2022, the following outstanding stock options were held by our non-employee directors: (i) for Mr. Berger, options to purchase 44,000 shares of common stock, (ii) for Mr. Davis, options to purchase 20,000 shares of common stock, (iii) for Dr. Hrustanovic, options to purchase 20,000 shares of common stock, (iv) for Mr. Nguyen, options to purchase 76,486 shares of common stock, (v) for Mr. Radovich, options to purchase 76,486 shares of common stock and (vi) for Ms. Wolff, options to purchase 44,000 shares of common stock.

Mr. Vellanki, our Cofounder, Chairman and CEO, does not receive any additional compensation for his service on the Board. The compensation received by Mr. Vellanki for his service as our CEO is presented in the 2022 Summary Compensation Table below.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.
Name	Age (as of April 19)	Position
Avanish Vellanki(1)	48	Cofounder, Chairman of the Board and Chief Executive Officer
Robert Doebele, M.D., Ph.D.	52	Cofounder, President and Chief Scientific Officer
Richard Bryce, M.B.Ch.B.	65	Executive Vice President, Chief Medical Officer
Nelson Cabatuan	45	Senior Vice President, Finance and Operations
Erik Atkisson	51	General Counsel and Chief Compliance Officer
(1)	For Mr. Vellanki’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.
Robert Doebele, M.D., Ph.D. Dr. Doebele cofounded Rain in April 2017. He has served as our President since April 2021, Chief Scientific Officer since May 2021 and Chair of the Scientific Advisory Board since April 2017. He previously served as Executive Vice President from September 2020 to April 2021. Prior to joining Rain, from July 2008 to September 2020, Dr. Doebele was an Assistant, and then Associate Professor of Medicine in the Division of Medical Oncology at the University of Colorado School of Medicine. From December 2017 to September 2020, Dr. Doebele also served as the Director of the Thoracic Oncology Research Initiative at the University of Colorado Cancer Center, and was the Principal Investigator of the University of Colorado Lung Cancer Specialized Program of Research Excellence. Dr. Doebele also serves as a Senior Editor of the AACR Clinical Cancer Research Journal. Dr. Doebele conducted his internal medicine residency and a medical oncology fellowship at the University of Chicago. Dr. Doebele earned his A.B. in Molecular Biology from Princeton University and his M.D. and Ph.D. in Immunology from the University of Pennsylvania.
Richard Bryce, M.B.Ch.B. Dr. Bryce has served as our Executive Vice President, Chief Medical Officer since April 2021. Prior to joining Rain, Dr. Bryce served as Chief Medical and Scientific Officer at Puma Biotechnology, Inc. (Nasdaq: PBYI), a biopharmaceutical company, from June 2012 to April 2021. From September 2008 to June 2012, Dr. Bryce served as Senior Medical Director of Clinical Science at Onyx Pharmaceuticals, Inc., a biopharmaceutical company. From August 2007 to September 2008, Dr. Bryce served as Senior Director of Medical Affairs and Oncology at ICON plc (Nasdaq: ICLR), a clinical research organization. From May 2005 to July 2007, Dr. Bryce served as Executive Vice President of Medical Affairs at Ergomed PLC (LON: ERGO), a clinical research organization. Earlier in his career, Dr. Bryce held a variety of senior clinical and medical roles at F. Hoffmann-La Roche AG (OTCMKTS: RHHBY), a pharmaceutical company, ILEX Oncology, Inc., a biopharmaceutical company, Scotia Pharmaceuticals Ltd., a pharmaceutical company, and Servier Laboratories, a pharmaceutical company. Dr. Bryce started his career as a medical officer and surgeon lieutenant commander, RN in the Royal Navy, where he served for 11 years. He earned his M.B.Ch.B. from Edinburgh University in Scotland and is a member of the American Society of Clinical Oncology, American Society of Hematology, American Association for Cancer Research and the European Society for Medical Oncology.
Nelson Cabatuan. Mr. Cabatuan has served as our Senior Vice President of Finance and Operations since April 2021. He served as Vice President of Finance and Administration from October 2020 to April 2021. Mr. Cabatuan has over 20 years of experience in building and optimizing processes in accounting and finance, financial planning and analysis, research and development, commercial launch and regulatory compliance-related processes and operations. Prior to joining Rain, from September 2008 to October 2020, he served in various roles at Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL), a biotechnology company, including, most recently, as Vice President of Finance and Principal Accounting Officer, where he was a key player in fundraising initiatives of over $1 billion in follow-on public offerings for the company. Before Rigel, from November 2005 to September 2008, he was a Senior Manager in Audit and Transaction Advisory Services at Grant Thornton LLP, an accounting and advisory firm, where he provided assurance and advisory services to private and public companies from pre-IPO to large public global companies. Prior to Grant Thornton, from November 1998 to October 2005, he worked in Audit and Advisory Services and Business Advisory Services at Ernst & Young

Philippines, an accounting firm, where he served as an engagement manager in external and internal audits of private and public clients. Mr. Cabatuan graduated with a B.S. in Accountancy from the University of the City of Manila in the Philippines and holds professional certifications as a C.P.A. (CA & Philippines), Certified Fraud Examiner and a Certified Internal Auditor.
Erik Atkisson. Mr. Atkisson has served as our General Counsel and Chief Compliance Officer since February 2023. Prior to joining Rain, Mr. Atkisson served as General Counsel, Corporate Secretary and Chief Compliance Officer at Eiger BioPharmaceuticals, Inc. (Nasdaq: EIGR), a biopharmaceutical company, from August 2021 to February 2023. Previously, Mr. Atkisson was Chief Compliance Officer and Legal Counsel at Cytokinetics, Inc. (Nasdaq: CYTK), a biopharmaceutical company, from August 2019 to August 2021; Vice President, Legal and Compliance at Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company, from March 2019 to June 2019; Deputy General Counsel and Compliance Counsel at Nevro Corp. (NYSE: NVRO), a medical device company, from August 2018 to March 2019; Senior Director, Commercial, Healthcare and Employment Law at Impax Laboratories, LLC, a pharmaceutical company, from February 2014 to August 2018; and Senior Counsel at BioMarin Pharmaceutical Inc. (Nasdaq: BMRN), a biotechnology company, from September 2010 to February 2014. Mr. Atkisson also worked in the San Francisco office of Reed Smith LLP, a law firm, where his practice focused on life sciences. Mr. Atkisson earned his A.B. from Harvard University, his M.Sc. from University of Edinburgh and his J.D. from Georgetown University Law Center.

EXECUTIVE COMPENSATION
Our named executive officers, or NEOs, for 2022, which consist of our principal executive officer and the next two most highly-compensated executive officers who served during the year ended December 31, 2022, are:
•	Avanish Vellanki, our Cofounder, Chairman and Chief Executive Officer;
•	Robert Doebele, M.D., Ph.D., our Cofounder, President and Chief Scientific Officer; and
•	Richard Bryce, M.B.Ch.B., our Executive Vice President and Chief Medical Officer.
2022 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid to our NEOs during the years ended December 31, 2022 and 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Avanish Vellanki Cofounder, Chairman and CEO	2022	590,310	––	1,230,525	354,186	15,250	2,190,271
	2021	496,780	––	––	309,210	11,600	817,590
Robert Doebele, M.D., Ph.D. Cofounder, President and Chief Scientific Officer	2022	463,050	––	726,480	222,264	15,250	1,427,044
	2021	413,500	––	––	194,040	11,600	619,140
Richard Bryce, M.B.Ch.B. Executive Vice President and Chief Medical Officer	2022	462,331	––	535,416	203,426	11,777	1,212,950
	2021	314,580	50,000	2,861,729	126,520	5,147	3,357,976
(1)	The amount in this column for 2021 represents a $50,000 signing bonus paid to Dr. Bryce in connection with his commencement of employment in April 2021.
(2)
The amounts in this column represent the aggregate grant date fair value of the stock options granted to each NEO during the years shown under our Amended and Restated 2018 Stock Option/Stock Issuance Plan, as amended (the “2018 Plan”), prior to our adoption of the 2021 Plan, which replaced the 2018 Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 6 to our financial statements, Convertible Preferred Stock and Stockholders’ Equity (Deficit). This amount does not reflect the actual economic value that may be realized by each NEO.

(3)	The amount in this column for 2022 includes annual bonuses with respect to the 2022 fiscal year.
(4)	Amounts reported in the “All Other Compensation” column for 2022 include matching contributions under our 401(k) plan.

Outstanding Equity Awards at 2022 Fiscal-Year End Table
The following table sets forth information regarding outstanding equity awards as of December 31, 2022 for each of our NEOs.
	Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Avanish Vellanki	11/13/2020(3)	9,646	22,186	4.00	11/12/2025
	2/2/2022(4)	––	182,300	8.02	2/2/2032
Robert Doebele, M.D., Ph.D.	3/15/2019	5,000	––	3.95	3/13/2029
	8/15/2019	13,890	––	3.95	5/14/2029
	11/1/2019	9,260	––	3.95	10/31/2029
	6/25/2020(5)	9,260	––	3.13	6/24/2030
	11/13/2020(6)	50,158	42,443	4.00	11/12/2030
	1/7/2022(4)	––	72,000	12.01	1/7/2032
Richard Bryce, M.B.Ch.B.	4/15/2021(7)	81,025	113,437	13.63	4/14/2031
	1/7/2022(4)	––	53,064	12.01	1/7/2032
(1)
The outstanding options to purchase shares of our common stock held by our NEOs that were granted prior to April 23, 2021 were granted pursuant to the 2018 Plan, prior to the adoption of the 2021 Plan. Options granted on or after April 23, 2021 were granted pursuant to the 2021 Plan.

(2)	The amounts in this column represent the fair market value of a share of our common stock on the grant date, as determined by our Board.
(3)	This option vests in 48 monthly installments beginning one month following the grant date, subject to Mr. Vellanki’s continued service through each vesting date.
(4)
These options vested one-fourth on January 1, 2023, with the remainder vesting in monthly installments over the 36 months thereafter, subject to respective NEOs’ continued service through each vesting date.

(5)
This option, granted for Dr. Doebele’s service on our Scientific Advisory Board, vested as to one-half on May 29, 2021, with the remainder vesting in four equal quarterly installments thereafter, subject to Dr. Doebele’s continued service through each vesting date.

(6)
This option vested one-fourth on October 1, 2021, with the remainder vesting in monthly installments over the 36 months thereafter, subject to Dr. Doebele’s continued service through each vesting date.

(7)	This option vested one-fourth on April 6, 2022, with the remainder vesting in monthly installments over the 36 months thereafter, subject to Dr. Bryce’s continued service through each vesting date.
Employment Agreements
Avanish Vellanki
We are party to an employment agreement with Mr. Vellanki effective September 10, 2020. Under his employment agreement, Mr. Vellanki is eligible to receive an annual base salary, currently set at $590,310, a target annual bonus opportunity, currently set at 50% of base salary, an option grant of 46,300 shares of common stock and participation in our employee benefit plans as in effect from time to time.
Mr. Vellanki’s employment agreement also provides for severance benefits upon certain terminations of employment, as described below under “Post-Employment Compensation and Change in Control Payments and Benefits.” Mr. Vellanki is also party to a propriety information and inventions agreement, pursuant to which he is subject to customary confidentiality, intellectual property assignment, employee non-solicitation and limited non-competition covenants.
Robert Doebele, M.D., Ph.D.
In connection with his appointment, we entered into an employment agreement with Dr. Doebele effective September 10, 2020. Under his employment agreement, Dr. Doebele is eligible to receive an annual base salary, currently set at $463,050, a target annual bonus opportunity, currently set at 40% of base salary, an option grant of 92,601 shares of common stock, a one-time signing bonus of $100,000 for entry into the agreement in 2020 and participation in our employee benefit plans as in effect from time to time.

Dr. Doebele is also party to a propriety information and inventions agreement, pursuant to which he is subject to customary confidentiality, intellectual property assignment, employee non-solicitation and limited non-competition covenants.
Richard Bryce, M.B.Ch.B.
In connection with his appointment in April 2021, we entered into an offer letter with Dr. Bryce. Under his offer letter, Dr. Bryce is eligible to receive an annual base salary, currently set at $462,331, a target annual bonus, currently set at 40% of base salary, an option grant pursuant to which he received an option to purchase 194,462 shares of common stock, a one-time signing bonus of $50,000 and participation in our employee benefit plans as in effect from time to time. The one-time signing bonus was subject to pro-rata repayment in the event of Dr. Bryce’s voluntary resignation or termination due to gross neglect of his job duties, fraud, misappropriation or embezzlement within 24 months following the commencement of his employment with us.
Dr. Bryce is also party to a propriety information and inventions agreement, pursuant to which he is subject to customary confidentiality, intellectual property assignment, employee non-solicitation and limited non-competition covenants.
Base Salary
We use base salaries to provide our NEOs with a fixed, base level of compensation that recognizes their experience, skills, knowledge and responsibilities. The Board, upon recommendation of the Compensation Committee, in order to provide a level of compensation commensurate with peer companies, approved an increase in base salary for Mr. Vellanki from $562,200 to $590,310, an increase in base salary for Dr. Doebele from $441,000 to $463,050 and an increase in base salary for Dr. Bryce from $445,900 to $462,331 for 2022.
Incentive Compensation
Annual Cash Bonuses. During 2022, our NEOs were eligible to receive annual performance-based bonuses, which are designed to provide incentives to achieve pre-established annual corporate goals and to reward them for individual achievement towards such goals. The annual performance-based bonus each NEO is eligible to receive is generally based on the extent to which we achieve the corporate goals that the Board establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and recommends to the Board the extent to which we achieved each of our corporate goals. Each of our NEOs was eligible to receive a target bonus pursuant to the terms of their respective employment agreements or offer letters. For the 2022 fiscal year, the target annual cash bonus for each of our NEOs was as follows:
Name	Target Annual Cash Bonus (% of Base Salary)
Avanish Vellanki	50%
Robert Doebele, M.D., Ph.D.	40%
Richard Bryce, M.B.Ch.B.	40%
The amount of each NEO’s target annual cash bonus that becomes earned is based on the Board’s assessment of each NEO’s individual performance as well as overall Company performance. In 2022, the Board approved our corporate goals for the fiscal year 2022, with research and development and clinical-related goals assigned a total of 55% weight and corporate, finance and operational goals assigned a total of 45% weight. Specific individual goals were established for our NEOs other than the CEO for 2022. In February 2023, the Board determined that the 2022 corporate goals had been achieved at an aggregate level of 120% and the individual goals for Drs. Doebele and Bryce had been achieved at 120% and 110%, respectively. Annual bonuses with respect to the 2022 fiscal year were approved by the Board and paid in February 2023 at 120% of target for Mr. Vellanki and Dr. Doebele and at 110% of target for Dr. Bryce. The bonus amounts approved by the Board are shown in the following table:
Name	2022 Annual Cash Bonus
Avanish Vellanki	$354,186
Robert Doebele, M.D., Ph.D.	$222,264
Richard Bryce, M.B.Ch.B.	$203,426

Stock Option Awards. Our equity grant program is intended to align the interests of our NEOs with those of our stockholders and to motivate them to make important contributions to our performance. During the year ended December 31, 2022, we made grants of stock options to each of our NEOs. The grant date fair values of such awards and the number of shares underlying such awards and the vesting terms of such awards are set forth in the “2022 Summary Compensation Table” and the “Outstanding Equity Awards at 2022 Fiscal-Year End Table” above, respectively.
Post-Employment Compensation and Change in Control Payments and Benefits
Mr. Vellanki
Under the employment agreement with Mr. Vellanki, upon a termination by us without cause (as defined in his employment agreement) or by Mr. Vellanki for good reason (as defined in his employment agreement), he is eligible to receive, subject to his timely execution and non-revocation of release of claims in favor of the Company: (i) 1.0 times his base salary, payable in monthly installments over 12 months, (ii) a pro-rata portion of the annual bonus for the year of termination and (iii) subsidized continued health coverage for up to 12 months. However, if such termination occurs within 30 days prior or 12 months following a change in control (as defined in his employment agreement), Mr. Vellanki will instead be eligible to receive: (a) 1.5 times the sum of his base salary and target annual bonus, payable in a lump sum, (b) a pro-rata portion of the annual bonus for the year of termination, (c) full acceleration of all outstanding equity awards and (d) subsidized continued health coverage for up to 18 months. In the event of Mr. Vellanki’s termination due to death or disability, Mr. Vellanki or his estate will receive a pro-rata portion of the annual bonus for the year of termination.
Drs. Doebele and Bryce
The Company also maintains the Rain Oncology Inc. Executive Severance Plan (the “Severance Plan”), under which Drs. Doebele and Bryce are participants.
Under the Severance Plan, if the Company terminates a participant’s employment without cause (as defined in the Severance Plan) or upon the participant’s resignation for good reason (as defined in the Severance Plan) at any time other than during the 12-month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits: (i) severance payments in an amount equal to the participant’s then-current base salary times a multiplier (0.75 for each of Drs. Doebele and Bryce) and payable in equal installments in accordance with the Company’s normal payroll practices over the nine-month period following the date of termination and (ii) reimbursement for the amount of the remainder of premiums for the participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), during the 12-month period or, if earlier, the date on which the participant becomes eligible for other employer-sponsored health benefits or Medicare or the expiration of the participant’s rights under COBRA.
Under the Severance Plan, if the Company terminates a participant’s employment without cause or upon the participant’s resignation for good reason during the Change in Control Period, then the participant is eligible to receive the following benefits: (i) severance payable in a lump sum in an amount equal to a multiplier of 1.0 multiplied by the sum of (A) the participant’s annual base salary and (B) the participant’s target annual bonus for the year in which the termination of employment occurs; (ii) reimbursement for the amount of the remainder of premiums for the participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to COBRA during the 12-month period following the date of termination or, if earlier, the date on which the participant becomes eligible for other employer-sponsored health benefits or Medicare or the expiration of the participant’s rights under COBRA; and (iii) payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year.
A participant’s rights to any severance benefits under the Severance Plan upon a qualifying termination are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form acceptable to the Company.
In addition, pursuant to the terms of his employment agreement, upon termination of Dr. Doebele’s employment due to death or disability, Dr. Doebele or his estate will receive a pro-rata portion of the annual bonus for the year of termination.

401(k) Plan
We offer our eligible full-time employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute up to 80% of their eligible earnings up to the Internal Revenue Service’s annual limits on a before-tax basis, which is generally $22,500 for 2023. We provide safe harbor matching contributions equal to 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. The matches we provided to our NEOs in 2022 are reflected in the “All Other Compensation” column of the 2022 Summary Compensation Table above. All matching contributions under the 401(k) plan are fully vested.
Other Benefits
We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans. We maintain an Employee Stock Purchase Plan in order to enable eligible employees, including our eligible NEOs, to purchase shares of our common stock at a discount.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management
The following table presents information regarding beneficial ownership of our equity interests as of March 1, 2023 by:
•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding equity interests;
•	each of our directors and nominees;
•	each of our NEOs; and
•	all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned, unless otherwise indicated.
The percentage ownership information shown in the columns titled “Total Percentage Ownership” and “Voting Power” in the table below is based on 26,513,510 shares of our voting common stock outstanding as of the date of this table (plus any shares that such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.
Name and Address of Beneficial Owner	Number of Shares of Voting Common Stock Owned	Number of Shares of Non-Voting Common Stock Owned	Total Percentage Ownership(1)	Voting Power(2)
Greater than 5% Stockholders
Entities affiliated with Biotechnology Value Fund(3)	3,526,729	5,293,509	27.7%	13.3%
Entities affiliated with Boxer Capital(4)	2,147,212	3,502,215	18.8%	8.1%
Entities affiliated with Cormorant Asset Management(5)	1,931,661	1,046,996	10.8%	7.3%
Entities affiliated with Deerfield Mgmt, L.P.(6)	2,796,261	––	10.5%	10.5%
Entities affiliated with Perceptive Advisors(7)	2,483,619	––	9.4%	9.4%
Entities affiliated with Samsara BioCapital(8)	2,260,652	––	8.5%	8.5%
Entities affiliated with Adage Capital Partners(9)	1,523,282	––	5.7%	5.7%
Named Executive Officers, Directors and Nominees
Avanish Vellanki(10)	2,625,180	––	9.9%	9.9%
Robert Doebele, M.D., Ph.D.(11)	598,041	––	2.2%	2.3%
Richard Bryce, M.B.Ch.B.(12)	114,919	––	*	*
Franklin Berger(13)	1,020,540	––	3.8%	3.8%
Aaron Davis(4)	––	79,726	*	*
Gorjan Hrustanovic, Ph.D.	––	––	––	––
Tran Nguyen(14)	56,486	––	*	*
Peter Radovich(15)	65,282	––	*	*
Stefani A. Wolff(16)	15,333	––	*	*
All current directors and executive officers as a group (11 persons)(17)	4,541,153	79,726	17.4%	17.1%
*	Represents beneficial ownership of less than one percent.
(1)
Calculated based on the sum of “Number of Shares of Voting Common Stock Owned” and “Number of Shares of Non-Voting Common Stock Owned,” divided by the sum of (1) the number of shares of voting common stock outstanding as of this table, (2) the number of shares of non-voting common stock owned and (3) the number of shares of our voting common stock that a person has the right to acquire within 60 days after the date of this table.

(2)	Calculated based on “Number of Shares of Voting Common Stock Owned” divided by the number of shares of voting common stock outstanding as of the date of this table.

(3)
Based on a Schedule 13D/A filed on November 10, 2022 and consists of (i) 1,734,960 shares of common stock and 2,870,985 shares of non-voting common stock held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 1,367,838 shares of common stock and 2,076,085 shares of non-voting common stock held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 185,388 shares of common stock and 341,547 shares of non-voting common stock held by Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”) and (iv) 238,543 shares of common stock and 4,892 shares of non-voting common stock held by certain partners managed accounts (“Partners Managed Accounts”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”) as the investment manager of BVF, BVF2, Trading Fund OS and the Partners Managed Accounts and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and held in the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. The address for each of the reporting persons is 44 Montgomery Street, 40th Floor, San Francisco, California 94104.

(4)
Based on a Schedule 13D/A filed on November 8, 2022 and consists of (i) 2,147,212 shares of common stock and 3,422,489 shares of non-voting common stock held by Boxer Capital, LLC (“Boxer Capital”), for which Boxer Capital, Boxer Asset Management Inc. (“Boxer Management”) and Joe Lewis hold shared voting power and shared dispositive power, and (ii) 79,726 shares of non-voting common stock held by MVA Investors, LLC (“MVA Investors”), for which Aaron Davis, a member of our Board, holds voting and dispositive power. Mr. Davis disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address for each of the reporting persons is c/o Alston & Bird LLP, 950 F Street, Northwest, Washington, D.C. 20004-1404.

(5)
Based on a Schedule 13G/A filed on February 14, 2023 and consists of (i) 785,980 shares of common stock and 109,620 shares of non-voting common stock held by Cormorant Global Healthcare Master Fund, LP (“Master Fund”), (ii) 509,177 shares of common stock and 416,600 shares of non-voting common stock held by Cormorant Private Healthcare Fund II, LP (“Fund II”) and (iii) 636,504 shares of common stock and 520,776 shares of non-voting common stock held by Cormorant Private Healthcare Fund III, LP (“Fund III”). Cormorant Global Healthcare GP, LLC (“Global GP”), Cormorant Private Healthcare GP II, LLC (“Private GP II”) and Cormorant Private Healthcare GP III, LLC (“Private GP III”) serve as the general partners of Master Fund, Fund II and Fund III, respectively. Cormorant Asset Management, LP (“Cormorant”) serves as the investment manager to the Master Fund, Fund II and Fund III. Bihua Chen serves as the managing member of Global GP, Private GP II and Private GP III, and as the general partner of Cormorant. Each of the reporting persons disclaims beneficial ownership of the shares except to the extent of its or her pecuniary interest therein. The address for each of the reporting persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)
Based on a Schedule 13G filed on November 18, 2022 and Company records. Consists of 2,796,261 shares of common stock held by Deerfield Partners, L.P., of which Deerfield Mgmt, L.P. is the general partner and Deerfield Management Company, L.P. is the investment advisor. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and James E. Flynn may be deemed to beneficially own the shares held by Deerfield Partners, L.P. The address of each of the reporting persons is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(7)
Based on a Schedule 13G/A filed on February 14, 2023 and consists of 2,483,619 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (“Master Fund”). Perceptive Advisors LLC (“Perceptive”) is the investment manager to the Master Fund. Joseph Edelman is the managing member of Perceptive. Perceptive and Mr. Edelman may be deemed to beneficially own the shares held by the Master Fund. The address of each of the reporting persons is 51 Astor Place, 10th Floor, New York, New York 10003.

(8)
Based on a Schedule 13G filed on February 14, 2023 and consists of 2,260,652 shares of common stock held by Samsara BioCapital, L.P. (“Samsara LP”). Samsara BioCapital GP, LLC (“Samsara GP”) is the sole general partner of Samsara LP and may be deemed to have voting and investment power over the securities held by Samsara LP. Srinivas Akkaraju is a managing member of Samsara GP and may be deemed to have voting and dispositive power over the shares held by Samsara LP. The address of each of the reporting persons is c/o Samsara BioCapital, LLC, 628 Middlefield Road, Palo Alto, California 94031.

(9)
Based on a Schedule 13G filed on January 30, 2023 and consists of 1,523,282 shares of common stock held by Adage Capital Partners, L.P. (“ACP”). Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. Robert Atchinson and Phillip Gross each serve as managing members of ACA. Each of ACPGP, ACA, and Messrs. Atchinson and Gross may be deemed to beneficially own the shares held by ACP. The address of each of the reporting persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 021116.

(10)	Includes 74,270 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(11)	Includes 121,214 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(12)	Includes 114,919 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(13)	Includes 15,333 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(14)	Includes 56,486 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(15)	Includes 56,486 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(16)	Includes 15,333 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(17)	Includes 499,413 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2022, we believe that all of our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative errors: (i) one Form 4 to report an option grant was filed late with respect to each of Drs. Bryce, Doebele and Hrustanovic, Messrs. Berger, Cabatuan, Davis, Nguyen and Radovich and Ms. Wolff and (ii) one Form 4 to report a purchase of common stock was filed late with respect to Mr. Berger.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2022. As of such date, we had outstanding awards under three equity compensation plans: our 2018 Plan, our 2021 Plan and our 2021 Employee Stock Purchase Plan, as amended (“2021 ESPP”).
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(2)	2,646,463	$8.12	3,548,308
Equity compensation plans not approved by security holders	—	—	—
Total	2,646,463	$8.12	3,548,308
(1)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock unit awards, if any, which have no exercise price.
(2)
Includes the 2018 Plan, the 2021 Plan and the 2021 ESPP, including 43,757 shares subject to purchase thereunder during the purchase periods in effect as of December 31, 2022. Excludes 1,451,611 and 362,902 shares that were added to our 2021 Plan and our 2021 ESPP, respectively, on January 1, 2023 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2031 equal to 4% and 1%, respectively, of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of each transaction or series of similar transactions since January 1, 2021, or any currently proposed transaction, to which we were or are a party in which:
•	the amount involved exceeds $120,000; and
•
any related person (including our directors, executive officers, beneficial owners of more than 5% of our voting capital stock and any members of their immediate family) had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC.
Related Party Transactions
Exchange Agreement
On April 17, 2021, we entered into the Exchange Agreement with certain holders of our convertible preferred stock, including entities affiliated with Biotechnology Value Fund, Boxer Capital and Cormorant Capital, pursuant to which we agreed to issue, immediately prior to the closing of the IPO, newly issued shares of our non-voting common stock in exchange for outstanding shares of our convertible preferred stock, in an amount such that shares held by such holder, including any shares purchased in the IPO and shares of common stock issued upon conversion of convertible preferred stock, would result in such holder beneficially owning not more than 9.99% of our common stock as of immediately following the closing of the IPO. The shares of convertible preferred stock exchanged pursuant to the Exchange Agreement ceased to be issued and outstanding. Each remaining outstanding share of our convertible preferred stock automatically converted into approximately 0.926 shares of common stock upon the closing of the IPO.
On April 27, 2021, immediately prior to the closing of the IPO and pursuant to the Exchange Agreement, 8,344,905 shares of our convertible preferred stock were exchanged for 7,727,470 shares of non-voting common stock and 7,928,501 shares of our convertible preferred stock converted into 7,341,860 shares of common stock. There were no outstanding shares of the Company’s convertible preferred stock as of December 31, 2021.
Amended and Restated Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, effective as of September 2, 2020 (the “IRA”), with the holders of our convertible preferred stock. The IRA provides certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The IRA will terminate no later than three years after the completion of the IPO, the closing of a deemed liquidation event (as defined in our amended and restated certificate of incorporation) or, with respect to any particular holder, at such time that such holder can sell its shares, under Rule 144 or another similar exemption under the Securities Act, during any three-month period without registration.
Indemnification Agreements
Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a director or officer, as applicable, to the maximum extent allowed under Delaware law.
Related Party Transaction Policy
We have adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person (as defined above) are, were or will be participants in which the amount involved exceeds or is expected to exceed $100,000. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.
Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee for review, consideration and approval or ratification. The presentation must include a description of, among other matters, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify, or reject a related party transaction, our Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.
The related party transactions described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions at such time.

OTHER MATTERS
Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 21, 2023 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 1, 2024 and no later than the close of business on March 2, 2024. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2022, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (510) 953-5559, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

RAIN ONCOLOGY INC.
8000 JARVIS AVE, SUITE 204
NEWARK, CALIFORNIA 94560

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 30, 2023 for shares held directly and by 11:59 P.M. ET on May 25, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RAIN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 30, 2023 for shares held directly and by 11:59 P.M. ET on May 25, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14236-P91873 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAIN ONCOLOGY INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors: To be elected for terms expiring in 2026.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Franklin Berger
02) Stefani A. Wolff

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V14237-P91873

RAIN ONCOLOGY INC.
Annual Meeting of Stockholders
Wednesday, May 31, 2023 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Avanish Vellanki, Nelson Cabatuan and Erik Atkisson, or any of them, as proxies and attorneys-in-fact, each with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of Rain Oncology Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on May 31, 2023, live via the Internet, at www.virtualshareholdermeeting.com/RAIN2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side